UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 6, 2025
(Date of earliest event reported)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On May 6, 2025 (the “Effective Date”), 1-800-FLOWERS.COM, INC. (the “Company”), certain of its U.S. subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into a Second Amendment (the “Second Amendment”) to the Third Amended Credit Agreement, dated June 27, 2023 (the Third Amended Credit Agreement, as amended by the First Amendment, dated January 28, 2025, the “Existing Credit Agreement”). The Second Amendment amended the Existing Credit Agreement by, among other modifications, (i) replacing the financial covenants set forth therein with a minimum liquidity financial covenant until the end of the Company’s fiscal quarter ending December 27, 2026, (ii) decreasing the minimum fixed charge coverage ratio and increasing the maximum leverage ratio, in each case, required to be maintained by the Company for the period of the fiscal quarter ending December 27, 2026 through the fiscal quarter ending March 28, 2027 (the period from the Effective Date through March 28, 2027, during which the foregoing modifications are in effect, the “Applicable Period”), (iii) increasing the (x) applicable interest rate margins for SOFR and base rate loans to 350 basis points and (y) the applicable commitment fee in respect of undrawn commitments under the revolving credit facility to 50 basis points, in each case, during the period (such period, the “Affected Period”) from the Effective Date until the date the Company has (x) demonstrated compliance with the financial covenants as in effect under the Existing Credit Agreement and (y) if applicable, elected to exit the Applicable Period, (iv) decreasing the amount of the commitments in respect of the revolving credit facility to $205 million, subject to a seasonal reduction to an aggregate amount of $125 million (or, during the Affected Period, $50 million) for the period from January 1 to July 1 of each year, and (v) imposing during the Affected Period additional conditions to borrowing under the revolving credit facility and additional prepayment obligations with respect to the revolving credit facility and the term loan.

In the ordinary course of their respective businesses, the lenders and their affiliates have engaged, and may in the future engage, in commercial banking and financing transactions with the Company and its affiliates.

The foregoing summary of certain terms of the Second Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.         Results of Operations and Financial Condition.

On May 8, 2025, the Company issued a press release announcing its financial results for its Fiscal 2025 Third Quarter, ended March 30, 2025. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 7, 2025, the Board of Directors (the "Board") of the Company appointed Adolfo Villagomez to serve as Chief Executive Officer of the Company beginning May 12, 2025. James F. McCann, who has been serving as the Company’s Chairman and Chief Executive Officer, will continue to serve as the Company’s Executive Chairman following Mr. Villagomez’s appointment.

Mr. Villagomez, age 52, has worked for more than two decades in leadership positions driving digital transformations by combining data-driven business strategies with his digital expertise and a demonstrated proficiency in leading consumer facing businesses. Prior to joining the Company, Mr. Villagomez served as Chief Executive Officer at Progress Residential from May 2022 to March 2025, President of The Home Depot’s online businesses from April 2021 to May 2022, Chief Marketing Officer for U.S. Retail at The Home Depot from December 2018 to May 2022, and Senior Vice President of The Home Depot’s online businesses from December 2018 to March 2020. He holds a Bachelor’s Degree in Chemical Engineering from the Universidad Nacional Autónoma de México, and a Master’s Degree in Business Administration from the Yale School of Management.

There are no arrangements or understandings between Mr. Villagomez and any other person, pursuant to which Mr. Villagomez was appointed as Chief Executive Officer. Further, there are no reportable family relationships involving the Company and Mr. Villagomez, and no transactions involving Mr. Villagomez that require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Villagomez’s appointment is included as Exhibit 99.2 and is incorporated herein by reference.

On May 7, 2025, the Company and Mr. Villagomez entered into an offer letter (the "Offer Letter") setting forth the terms and conditions of his employment with the Company. Pursuant to the Offer Letter, Mr. Villagomez will initially be employed in the position of Executive and subsequently as Chief Executive Officer commencing May 12, 2025. In addition, the Board and/or Nominating and Corporate Governance Committee of the Board will consider appointing or nominating Mr. Villagomez to the Board at the Annual Meeting of Stockholders in December 2025.

As compensation, the Offer Letter provides for an annual base salary of $1,000,000 and an annual target bonus equal to 100% of annual base salary. Under the Offer Letter, Mr. Villagomez will receive a signing equity grant, effective as of the third business day after May 8, 2025, having a fair market value of $3,000,000, 50% of which will consist of options and 50% of which will consist of restricted stock, and which will vest ratably over four years. In addition, beginning with the Company’s 2027 fiscal year, Mr. Villagomez will receive an annual equity grant, having a target fair market value of $3,000,000, in a form and amount determined by the Board or the Compensation Committee of the Board.

Following termination, the Offer Letter provides that Mr. Villagomez will be subject to customary non-competition and non-solicitation covenants for a period of 18 months. In addition, if Mr. Villagomez is terminated by the Company without "Cause" or resigns without "Good Reason" (as such terms are defined in the Offer Letter), the Offer Letter provides that Mr. Villagomez will receive any earned but unpaid annual bonus for the prior fiscal year, plus an amount of severance equal to 18 months of his base salary and COBRA continuation coverage for 18 months.

The foregoing summary of the Offer Letter in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished, as required, with this Form 8-K:

10.1 Second Amendment, dated as of May 6, 2025, among 1-800-FLOWERS.COM, INC., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, to that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2023 (the Third Amended Credit Agreement, as amended by the First Amendment, dated January 28, 2025).

10.2 Offer Letter dated May 7, 2025 between Adolfo Villagomez and 1-800-FLOWERS.COM, Inc.

99.1 Press Release dated May 8, 2025

99.2 Press Release dated May 8, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ James Langrock
James Langrock
Senior Vice President, Treasurer and Chief Financial Officer

Date: May 8, 2025